Exhibit 99.1

PDL BioPharma Board of Directors Increases Share and Note Repurchase Authorization to $275 Million

INCLINE VILLAGE, Nev., Dec. 16, 2019 - PDL BioPharma, Inc. ("PDL" or the "Company") (Nasdaq: PDLI) announced today that its Board of Directors has authorized a $75 million increase to the $200 million common stock and convertible notes repurchase authorization that was previously announced on December 9, 2019, for a total of $275 million.

On December 13, 2019, the Company announced it entered into separate, privately negotiated exchange agreements pursuant to which it is exchanging approximately 80% of its outstanding 2.75% Convertible Senior Notes for $98.0 million in cash and 13.4 million shares of Company common stock. The cash and common stock to be distributed by PDL in this exchange will utilize approximately $143.8 million of the original $200 million authorization based on the closing price of PDL’s common stock on December 12, 2019.

Dominique Monnet, President and CEO of PDL, said, "The note exchange we announced last week was an important step towards optimizing our ability to monetize assets and return the net proceeds to our shareholders. By repurchasing approximately 80% of our convertible notes, we have made our assets more attractive to potential buyers. This may also increase the monetization proceeds that will flow to our shareholders. Today’s increased authorization will enable us to augment our efforts with common stock repurchases or additional note repurchases as we execute our strategic plan.”

Purchases may be made in open-market transactions, in block transactions on or off an exchange, in privately negotiated transactions or by other means as determined by PDL's management and in accordance with the regulations of the Securities and Exchange Commission. The repurchase program does not obligate PDL to acquire any specific number of shares or notes and may be suspended or terminated at any time.

BofA Securities is acting as financial advisor to PDL in connection with the repurchase program.

About PDL BioPharma, Inc.

Throughout its history, PDL's mission has been to improve the lives of patients by aiding in the successful development of innovative therapeutics and healthcare technologies. PDL BioPharma was founded in 1986 as Protein Design Labs, Inc. when it pioneered the humanization of monoclonal antibodies, enabling the discovery of a new generation of targeted treatments that have had a profound impact on patients living with different cancers as well as a variety of other debilitating diseases. In 2006, the Company changed its name to PDL BioPharma.

As of December 2019, PDL has ceased to make additional strategic transactions and investments and is pursuing a formal process to unlock the value of its portfolio by monetizing its assets and ultimately distributing net proceeds to shareholders.

For more information please visit www.pdl.com.

NOTE: PDL, PDL BioPharma, the PDL logo and associated logos and the PDL BioPharma logo are trademarks or registered trademarks of, and are proprietary to, PDL BioPharma, Inc. which reserves all rights therein.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. The factors that could cause actual results to differ from what is described herein, include any failure of the exchanges to close due to failure of conditions to closing, financial market conditions or otherwise. The Company is subject to additional risks and uncertainties described in the Company's annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis and expectations only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors
Dominique Monnet
PDL BioPharma President & CEO
775-832-8500
Dominique.Monnet@pdl.com

LHA Investor Relations
Jody Cain, SVP
310-691-7100
jcain@lhai.com

Okapi Partners
Mark Harnett
212-297-0720

Media
Reevemark
Renée Soto / Hugh Burns / Nicholas Leasure
212-433-4600